UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 24, 2018
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.  ☐

In a Form 8-K filed on May 15, 2018, Arch Capital Group Ltd. (“ACGL”) reported that, effective May 25, 2018, Francois Morin was promoted to the position of Chief Financial Officer and Treasurer of ACGL. This Report on Form 8-K/A is being filed solely to provide certain information called for by Item 5.02(c)(3).

ITEM 5.02(c)     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his promotion, on July 24, 2018, ACGL entered into an employment agreement with Mr. Morin under which he will serve as Executive Vice President, Chief Financial Officer and Treasurer of ACGL. The employment agreement provides for an annual base salary of $600,000, which is subject to review annually for increase at the discretion of the Board. Mr. Morin is also eligible to participate in an annual bonus plan on terms set by the Board. The target rate for his annual cash bonus is 125% of his annual base salary. Mr. Morin is eligible to participate in ACGL’s share-based award plans at the discretion of the Board. Mr. Morin is also entitled to participate in employee benefit programs and other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda. On July 24, 2018, ACGL also granted Mr. Morin 16,993 performance shares, 6,179 restricted shares and options to purchase 27,534 shares, subject to the terms of their respective award agreements. The performance shares will vest based on ACGL performance in relation to the performance goals over a three year performance period, as set forth in the applicable award agreement, and the restricted shares and stock options will vest in three equal annual installments commencing on the first anniversary of the date of grant. The employment agreement also includes garden leave and severance provisions that apply upon termination of his employment, as set forth in the employment agreement. Mr. Morin has agreed to noncompetition, nonsolicitation and confidentiality agreements as set forth in his employment agreement.
A copy of the employment agreement is attached hereto.

ITEM 9.01    Financial Statements and Exhibits.

(d):    The following exhibits are being filed herewith.

Exhibit Number	Description
10.1	Employment Agreement dated, July 24, 2018, between ACGL and Mr. Morin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: July 26, 2018	By:	/s/ Marc Grandisson
		Name:	Marc Grandisson
		Title:	President and Chief Executive Officer